SUPPLEMENTAL INDENTURE
                            ----------------------


            SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of February 24, 2000 among Telephone Audio Productions, Inc., a Texas corporation d/b/a Sold-on-Hold Communications (the "New Guarantor"), a subsidiary of Muzak LLC (or its successor), a Delaware limited liability company (the "Company"), Muzak Finance Corp., a Delaware corporation ("Finance Corp.", and together with the Company, the "Issuers"), the Guarantors (the "Existing Guarantors") under the Indenture referred to below, and State Street Bank and Trust Company, as trustee under the Indenture referred to below (the "Trustee").

                             W I T N E S S E T H :
                             -------------------

            WHEREAS the Issuers have heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the "Indenture"), dated as of March 18, 1999, providing for the issuance of up to an aggregate principal amount of $150,000,000 of Senior Subordinated Notes due 2009 (the "Notes");

            WHEREAS Section 4.22 of the Indenture provides that under certain circumstances the Issuers are required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Issuers, obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

            WHEREAS pursuant to Section 8.01 of the Indenture, the Trustee, the Issuers and Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuers, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Noteholders as follows:

            1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

            (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(I) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein", "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

            2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Issuers' obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture, and to be bound by all of said Article 10, as a "Guarantor" thereunder, and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, the New Guarantor shall be a Guarantor for all purposes under the Indenture and the Notes.

            3. Ratification of Indenture; Supplemental Indentures; Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Noteholder heretofore or hereafter authenticated and delivered shall be bound hereby.

            4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

            5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

            6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.



                                           TELEPHONE AUDIO
                                           PRODUCTIONS, INC.


                                           By: /s/ Peni Garber
                                              ______________________
                                              Name:  Peni Garber
                                              Title: Vice President

                                           MUZAK LLC


                                           By: /s/ Peni Garber
                                              ______________________
                                              Name:  Peni Garber
                                              Title: Vice President

                                           MUZAK FINANCE CORP.


                                           By: /s/ Peni Garber
                                              ______________________
                                              Name:  Peni Garber
                                              Title: Vice President

                                           EXISTING GUARANTORS:

                                           MUZAK HOLDINGS LLC


                                           By: /s/ Peni Garber
                                              ______________________
                                              Name:  Peni Garber
                                              Title: Vice President

                                           MUZAK CAPITAL CORPORATION


                                           By: /s/ Peni Garber
                                              ______________________
                                              Name:  Peni Garber
                                              Title: Vice President



                                           MLP ENVIRONMENTAL MUSIC, LLC

                                           By: /s/ Peni Garber
                                              ______________________
                                              Name:  Peni Garber
                                              Title: Vice President

                                           BUSINESS SOUND INC.


                                           By: /s/ Peni Garber
                                              ______________________
                                              Name:  Peni Garber
                                              Title: Vice President


                                           BACKGROUND MUSIC
                                           BROADCASTERS, INC.


                                           By: /s/ Peni Garber
                                              ______________________
                                              Name:  Peni Garber
                                              Title: Vice President

                                           AUDIO ENVIRONMENTS, INC.


                                           By: /s/ Peni Garber
                                              ______________________
                                              Name:  Peni Garber
                                              Title: Vice President

                                           STATE STREET BANK AND TRUST
                                           COMPANY, as Trustee


                                           By: /s/ Jacqueline A. Bonhomme
                                               _____________________________
                                              Name: Jacqueline A. Bonhomme
                                              Title: Assistant Vice President